UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

SIGMATRON INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23248	36-3918470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Landmeier Road
Elk Grove Village, Illinois 60007
(Address of Principal Executive Offices) (Zip Code)

(847) 956-8000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	SGMA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2025, SigmaTron International, Inc., a Delaware corporation (“SigmaTron” or the “Company”), entered into an Agreement and Plan of Merger, dated as of May 20, 2025 (the “Merger Agreement”) with Transom Axis AcquireCo, LLC, a Delaware limited liability company (“Parent”), and Transom Axis MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

On July 28, 2025, Parent and Purchaser completed the acquisition of SigmaTron pursuant to the Merger Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Merger (as defined below), on July 28, 2025, the Company terminated the following material definitive agreements:

•
The Amended and Restated Credit Agreement, dated as of July 18, 2022, by and among the Company, as borrower, the other loan party thereto and JPMorgan Chase Bank, N.A, as lender (as amended, restated, supplemented and otherwise modified, the “JPM Credit Agreement”); and

•
The Credit Agreement, dated as of July 18, 2022, by and among the Company, as borrower, the financial institutions identified therein, and TCW Asset Management Company LLC, as administrative agent (as amended, restated, supplemented and otherwise modified, the “TCW Term Loan Agreement”).

The termination of each of the JPM Credit Agreement and the TCW Term Loan Agreement was effected in accordance with the terms of each such agreement in connection with the closing of the Merger pursuant to the Merger Agreement. In connection with such terminations, all outstanding obligations for principal, interest, and related fees under each of the JPM Credit Agreement and the TCW Term Loan Agreement were repaid in full, and all related liens and security interests were released.

In connection with the Merger, the Company terminated the following equity incentive plans, effective as of July 28, 2025:

•	1993 Stock Option Plan;
•	2004 Employee Stock Option Plan;
•	2011 Employee Stock Option Plan;
•	2013 Non-Employee Director Restricted Stock Plan;
•	2018 Non-Employee Director Restricted Stock Plan;
•	2019 Employee Stock Option Plan;
•	2021 Employee Stock Option Plan; and
•	2021 Non-Employee Director Restricted Stock Plan.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, on June 26, 2025, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares (the “Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”), at a purchase price of $3.02 per Share, net to the stockholders in cash, without interest and less applicable tax withholdings (the “Offer Consideration”).

The Offer expired as scheduled at the date and time that was one minute past 11:59 p.m., Eastern Time, on July 24, 2025, and was not extended (the “Expiration Date”). According to Equiniti Trust Company, LLC, the depositary and paying agent for the Offer, as of the Expiration Date, 4,401,189 Shares had been validly tendered and not validly withdrawn, representing approximately 71.9% of the outstanding Shares. All conditions to the Offer having been satisfied, Purchaser accepted for payment and promptly paid for all Shares validly tendered and not validly withdrawn.

Following the consummation of the Offer, pursuant to the terms and conditions of the Merger Agreement, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) and without a vote or meeting of the Company’s stockholders, on July 28, 2025, Purchaser was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned  subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by SigmaTron (as treasury stock or otherwise) immediately prior to the Effective Time, (ii) Shares directly owned by Parent or Purchaser, and any Share that is owned by any wholly owned subsidiary of Parent (other than Purchaser), in each case, immediately prior to the Effective Time, (iii) Shares irrevocably accepted by Purchaser for purchase in the Offer  and (iii) Shares issued and outstanding immediately prior to the Effective Time and that are held by holders who have not tendered their Shares and are entitled to and have properly exercised appraisal rights with respect to such Shares in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Shares held by any such holder) was converted into the right to receive an amount in cash equal to the Offer Consideration (the “Merger Consideration”) from Purchaser, payable net to the holder, without interest and less any required tax withholding.

In addition, at the Effective Time, by virtue of the Merger and without any action on the part of any party or the holder thereof:

Options

•
Each option to purchase shares of Common Stock (each, a “Company Option”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, and that had a per share exercise price less than the Merger Consideration (each, an “In-the-Money Option”) automatically accelerated and became fully vested, and was cancelled and automatically converted into the right to receive (without interest) cash in an amount equal to the product of (i) the total number of shares of Common Stock underlying such In-the-Money Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price payable per share of Common Stock applicable to such In-the-Money Option, less applicable tax withholding; and

•
Each Company Option that is not an In-the-Money Option that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, was automatically cancelled without any consideration payable therefor.

Warrants

•
Each warrant to purchase shares of Common Stock (each, a “Company Warrant”) that was outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of Shares underlying such Company Warrant multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Warrant; and

•
The holder of each Company Warrant, in lieu of Shares immediately theretofore purchasable and receivable upon the exercise of such Company Warrant, was entitled only to receive such cash amount in respect of such Company Warrant and had no other rights pursuant to such holder’s ownership of such Company Warrant; provided, that any such Company Warrant with an exercise price per share that was equal to or greater than the Merger Consideration was cancelled with no consideration payable therefor.

The foregoing summary of the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 28, 2025, the Company notified The Nasdaq Capital Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) suspend trading of the Shares and (ii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the consummation of the Merger, the holders of Shares immediately prior to the Effective Time ceased to have any rights as stockholders of the Company, other than the right to receive the Offer Consideration or appraisal rights, as applicable.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the Offer and subsequent Merger, a change in control of the Company occurred, with the Company becoming a wholly owned subsidiary of Parent. The total cash consideration was funded by Transom Capital Fund IV, L.P., an affiliate of Parent, pursuant to an equity commitment letter.

The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Directors

As of the Effective Time, in connection with the Merger, each of Bruce Mantia, Paul Plante, Thomas Rieck, John Sheehan and Dilip Vyas resigned as a director of SigmaTron and as a member of any committee of SigmaTron’s board of directors. Effective as of the Effective Time and immediately following such resignations, Russell Roenick, Rob Randolph and Nathan Dastic became members of SigmaTron’s board of directors in connection with the consummation of the Merger. As of the Effective Time, Gary R. Fairhead remained a director of SigmaTron.

None of Russell Roenick, Rob Randolph or Nathan Dastic has a family relationship with any director or executive officer of SigmaTron (or any person nominated or chosen by SigmaTron to become a director or executive officer of SigmaTron) or a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Officers

Pursuant to the Merger Agreement, as of the Effective Time, the officers of Merger Sub as of immediately prior to the Effective Time became the officers of SigmaTron.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01.	Other Events.

On July 28, 2025, the Company issued press release announcing completion of the Merger. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1†
Agreement and Plan of Merger, dated as of May 20, 2025, by and among Transom Axis AcquireCo, LLC, Transom Axis MergerSub, Inc. and SigmaTron International, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 21, 2025 (File No. 000-23248)).

3.1	Amended and Restated Certificate of Incorporation of SigmaTron International, Inc.
3.2	Amended and Restated Bylaws of SigmaTron International, Inc.
99.1	Press release, dated July 28, 2025, issued by SigmaTron International, Inc. and Transom Axis AcquireCo, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: July 28, 2025	By:	/s/ Gary R. Fairhead
Gary R. Fairhead
President